                                                                    EXHIBIT 99.1




                               NORTH FORK BANCORP
   275 BROAD HOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471





FOR IMMEDIATE RELEASE               CONTACT:    DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                (631) 844-1258



              NORTH FORK TO PRESENT AT KBW BANK SYMPOSIUM IN BOSTON

         MELVILLE, N.Y. - MARCH 2, 2004 - NORTH FORK BANCORPORATION, INC. (NYSE:
NFB) will be presenting at the Keefe, Bruyette & Woods, Inc., Eastern Regional Bank Symposium in Boston on WEDNESDAY, MARCH 3 AT 9:45 A.M. (ET).

         Keefe, Bruyette & Woods is scheduled to audio-webcast North Fork's presentation live during the conference. The webcast will be available on North Fork's website at http://www.northforkbank.com click on KBW BANK SYMPOSIUM - MARCH 3, 2004. A printable version of the presentation slideshow will also be available on the website.